     As filed with the Securities and Exchange Commission on April 26, 1999

                                            Registration Statement No. 333-48701

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------

                       INTERNATIONAL SMART SOURCING, INC.
             (Exact name of registrant as specified in its charter)

         Delaware                                      11-3423157
(State or other jurisdiction of           (I.R.S. Employee Identification No.)
incorporation or organization)

                              320 Broad Hollow Road
                           Farmingdale, New York 11735

                    (Address of Principal Executive Offices)

         INTERNATIONAL SMART SOURCING, INC. STOCK OPTION AND GRANT PLAN

                            (Full title of the plan)

                               ------------------

                                 Andrew Franzone
                             Chief Executive Officer
                      International Smart Sourcing, Inc.
                              320 Broad Hollow Road
                           Farmingdale, New York 11735
                                 (516) 293-0750

 (Name, address and telephone number, including area code, of agent for service)

                               ------------------

                                 With copies to:
                            Carl Seldin Koerner, Esq.
                        Koerner Silberberg & Weiner, LLP
                               112 Madison Avenue
                            New York, New York 10016
                                 (212) 689-4400

                               ------------------

                         CALCULATION OF REGISTRATION FEE

========================================================================================================================
Title of Securities To Be     Amount To Be          Proposed Maximum          Proposed Maximum            Amount of
      Registered             Registered (1)      Offering Price Per Share  Aggregate Offering Price    Registration Fee
------------------------------------------------------------------------------------------------------------------------
     Common Stock            300,000 shares       4.50             (2)            $675,000                   $200
    $.001 par value
========================================================================================================================

(1) Plus such additional number of shares as may be required pursuant to the International Smart Sourcing, Inc. Stock Option and Grant Plan in the event of a stock dividend, reverse stock split, split-up, recapitalization or other similar event. Excludes 25,000 shares granted as of the Effective Date as unregistered shares, pursuant to the Stock Option and Grant Plan.

(2) This estimate is made pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), solely for purposes of determining the registration fee and is based upon the price at which outstanding options may be exercised.

                                  INTRODUCTION

         This Registration Statement on Form S-8 is filed by International Smart Sourcing, Inc. (the "Registrant"), relating to 300,000 shares of its common stock, par value $.001 per share (the "Common Stock"), which may be issued under the International Smart Sourcing, Inc. Stock Option and Grant Plan (the "Plan").

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information. *

Item 2.  Registrant Information and Employee Plan Annual Information. *

         * Information required by Part I to be contained in the Section 10(a) Prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Introductory Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.

         The Registrant hereby incorporates by reference the documents listed in
(a) through (c) below, which have been previously filed with the Securities and Exchange Commission (the "Commission").

         (a) The prospectus contained in the Registrant's Registration Statement on Form SB-2 (Registration No. 333-48701) filed with the Commission pursuant to Rule 424(b) under the Securities Act.

         (b) All reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") through the date hereof.

         (c) The descriptions of the Registrant's Common Stock contained in its Registration Statements on Form 8-A, filed with the Commission on January 6, 1999, under Section 12 of the Exchange Act, and any amendments or reports filed for the purpose of updating such descriptions.

         In addition, all documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not Applicable.

Item 6.  Indemnification of Directors and Officers.

         The Registrant is a Delaware corporation. Subsection (a) of Section 145 of the Delaware General Corporation Law (the "DGCL") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

         Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         Section 145 further provides that a Delaware corporation is required to indemnify a director, officer, employee or agent against expenses (including attorney's fees) actually and reasonably incurred by him in connection with any action, suit or proceeding or in defense of any claim, issue or matter therein as to which such person has been successful on the merits or otherwise; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and that the corporation has the power to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145. A Delaware corporation may provide indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct. Such determination is to be made (i) by a majority vote of the directors who were not party to such action, suit or proceeding, even though less than a quorum or (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iii) by the stockholders.

         Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of a director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

         The Registrant's Certificate of Incorporation provides that each person who was or is a party to (or is threatened to be made a party to) or is otherwise involved in any civil or criminal action, suit or proceeding by reason of the fact that such person is or was a director or officer of the Registrant shall be indemnified and held harmless by the Registrant to the fullest extent authorized by Section 145 of the DGCL against all expense, liability and loss (including without limitation attorneys' fees) incurred by such person in connection therewith.

         Nothing contained in the Registrant's Certificate of Incorporation shall eliminate or limit the liability of directors (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) under Section 174 of the DGCL; or (iv) for any transaction from which the director derived an improper personal benefit.

         The By-Laws of the Registrant provide that the Registrant shall, to the fullest extent permitted by the DGCL (including, without limitation, Section 145 of the DGCL) or other provisions of the laws of Delaware relating to indemnification of directors, officers, employees and agents, as the same may be amended and supplemented from time to time, indemnify any and all such persons whom it shall have power to indemnify under the DGCL or such other provision of law. In addition, the By-Laws provide that, to the fullest extent permitted by law, indemnification may be granted and expenses may be advanced to a director, officer, employee or agent of the Registrant or a person serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, if (i) approved by a resolution of stockholders, (ii) approved by a resolution of the Board of Directors or (iii) set forth in an agreement; provided that no indemnification may be made to or on behalf of any person if a judgment or other final adjudication adverse to the person establishes that such person's acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that such person personally gained in fact a financial profit or other advantage to which such person was not legally entitled. The By-Laws also provide that the right of directors, officers, employees or agents of the Registrant to indemnification or advancement of expenses shall not be exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled, whether as a matter of law, under any provision of the Certificate of Incorporation of the Registrant, under any provision of the By-Laws of the Registrant, by agreement, by vote of stockholders or disinterested directors of the Registrant, or otherwise.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         The following is a complete list of exhibits filed as part of this Registration Statement:

         Exhibit No.                        Description

          5               Opinion of Koerner Silberberg & Weiner, LLP

         23.1 Consent of Koerner Silberberg & Weiner, LLP (contained in its opinion filed as Exhibit 5)

         23.2             Consent of Feldman Sherb Ehrlich & Co., P.C.

         24               Power of Attorney (included in Part II of this
                          Registration Statement)

Item 9.  Undertakings.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
                  Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of New York on this 26th day of April, 1999.

                                  INTERNATIONAL SMART SOURCING, INC.

                                  By: /s/ Andrew Franzone
                                     ----------------------------------------
                                        Andrew Franzone
                                        Chief Executive Officer and President


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of International Smart Sourcing, Inc., hereby severally constitute and appoint Andrew Franzone, our true and lawful attorney with full power to him, to sign for us and in our names in the capacities indicated below, the Registration Statement filed herewith and any and all amendments or post-effective amendments to said Registration Statement, and generally to do all such things in our names and in our capacities as officers and directors to enable International Smart Sourcing, Inc. to comply with the provisions of the Securities Act and all requirements of the Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney, to said Registration Statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

            Signature                   Capacity                                  Date
            ---------                   --------                                  ----

/s/ Andrew Franzone                                                    April 26, 1999
----------------------------   Chief Executive Officer and President   -------------------------
Andrew Franzone                (Principal Executive Officer)

/s/ David L. Kassel                                                    April 26, 1999
-----------------------------  Chairman of the Board of Directors      -------------------------
David L. Kassel

/s/ Harry Goodman                                                      April 26, 1999
----------------------------   Vice President and Director             -------------------------
Harry Goodman

/s/ Steven Sgammato                                                    April 26, 1999
----------------------------   Chief Financial Officer and             -------------------------
Steven Sgammato                Controller (Principal Financial
                               and Accounting Officer)

/s/ Bao-Wen Chen                                                       April 26, 1999
----------------------------   Director                                -------------------------
Bao-Wen Chen

/s/ Mitchell Solomon                                                   April 26, 1999
----------------------------   Director                                -------------------------
Mitchell Solomon

/s/ Carl Seldin Koerner                                                April 26, 1999
----------------------------   Director                                -------------------------
Carl Seldin Koerner


                                  EXHIBIT INDEX

Exhibit No.                        Description
-----------                        -----------

     5          Opinion of Koerner Silberberg & Weiner, LLP

    23.1 Consent of Koerner Silberberg & Weiner, LLP (contained in its opinion filed as Exhibit 5)

    23.2        Consent of Feldman Sherb Ehrlich & Co., P.C.

    24          Power of Attorney (included in Part II of this Registration
                Statement)

